ARTHUR PLACE
ARTHUR PLACE
ARTHUR PLACE
& COMPANY, P.C.

**CERTIFIED PUBLIC ACCOUNTANTS**

MEMBER FIRMS IN PRINCIPAL CITIES

October 14, 2005

Mr. Randolph S. Hudson
President
Montana Acquisition Corporation
PO Box 202
Wyoming, NY 14591-0202

RE: Arthur Place & Company, P.C.
Disengagement Letter for
Montana Acquisition Corporation

Dear Mr. Hudson:

Effective April 8, 2005, we resigned and ceased our services as your accountants. Our resignation is based on the grounds that we wished not to be considered for reelection.

There were no disagreements with the company on any matter of accounting principles or practices, or financial statement disclosure.

We wish to remind you that the company has an unpaid invoice totaling $1,520. We have attached a copy of this invoice. We expect prompt payment in full of this invoice.

We will to work with your new accountants in addressing any matters they may have. To facilitate that process, please send us a letter authorizing us to make disclosures to your new accountants. Without such a letter we are ethically prohibited from communicating with others regarding your company's affairs.

We look forward to helping you make a smooth transition with your new accountants.

Very truly yours,

ARTHUR PLACE & COMPANY, P.C.

Mark Chalachan

CC: John Marchaesi, C.P.A.
Leslie M. Apple, Esq.

F:\CLIENTS\1264 Montana Acquisition\Non-Year Specific\disengagement letter.doc

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